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EXHIBIT 99

[Sea Containers News Release]

Contact:	William W. Galvin 203 / 618-9800

SEA CONTAINERS REPORTS THIRD QUARTER NET INCOME OF $100.7 MILLION ($4.68 PER COMMON SHARE DILUTED); DEBT REDUCED BY $250 MILLION

        Hamilton, Bermuda, November 12, 2003 (5.05 PM EST).    Sea Containers Ltd. (NYSE: SCRA and SCRB, www.seacontainers.com) marine container lessor, passenger and freight transport operator and leisure industry investor, today announced its best quarter and nine months in 13 years, with net earnings of $100.7 million ($4.68 per common share diluted) for the quarter and $99.7 million ($4.66 per common share diluted) for the nine months ended September 30, 2003. Total debt was reduced by $250 million in the quarter to $1.55 billion.

        Revenue for the quarter was $480 million, up 2% from the year earlier period while revenue for the nine months was $1.3 billion, up 22%. The third quarter 2003 did not include earnings or revenue from the Isle of Man Steam Packet Company which was sold effective July 1, 2003.

        The gain on sale of this unit was $100 million, however, the company also recognized non-recurring charges of $40 million resulting in a net $60 million increase in earnings. The non-recurring charges are principally for restructuring of the company's U.K. fast ferry operations, the write down of an old containership to current market value (the vessel has now been sold), and to cover the expected loss on disposal of certain containers being held for sale.

        Apart from the gain on sale, the company enjoyed a strong third quarter in all its main business units. Silja, the leading Baltic passenger and freight transport operator with a fleet of 12 modern ships, had operating profits (EBIT) of $27.4 million in the third quarter, up 27% over the $21.5 million earned in the year earlier period.

        GNER, the company's U.K. rail subsidiary, had operating profits of $28.8 million in the quarter, up 48% from the prior year due largely to cost reductions and increasing passenger volumes.

        The company's container division reported operating profits for the quarter of $8.7 million, up 61% from the prior year period. $2 million of the $3.3 million increase was in GE SeaCo, the company's 50/50 joint venture with GE Capital, due to strong demand for marine containers in many regions of the world. The balance of the increase derived from the company's factories, depots and equipment operated outside the joint venture (the joint venture does not include new container chassis leasing nor lease purchase transactions).

        Net finance costs dropped 25% in the quarter to $19.8 million from $26.8 million due to the retirement of bond debt at the beginning of the third quarter and lower floating rate interest costs.

        The reduction of $2.7 million in operating earnings from "other" ferry business reflects a $7 million reduction due to the absence of earnings in the quarter from the Isle of Man Steam Packet Company and an increase of $6.1 million in operating profits from U.K. fast ferry operations compared to the prior year period. The company operates 4 fast ferries on English Channel routes and one on a route between Northern Ireland and Scotland. Operating earnings of SeaStreak in New York were down $0.6 million in the quarter from the prior year period due to rental costs of two port facilities which could not be used pending delivery of new ships under construction. The first of these vessels, "SeaStreak Wall Street", entered service on October 15th and is the largest and most luxurious commuter ferry in service between New Jersey and Manhattan and should command an excellent following. It has capacity for 405 passengers and a maximum speed of 50 m.p.h. The second vessel is expected to enter service in March, 2004.

        The company's SNAV-SeaCat joint venture in the Adriatic had a satisfactory season and the partners have decided to introduce a second vessel, a Sea Containers owned SeaCat, on the Pescara/Hvar/Split route starting next summer.

        The company reported under "other" operating profit a gain of $5 million arising from the sale of property in the port of Newhaven, England. An agreement has been reached in principle for the sale of the company's port interests in Folkestone, England while retaining a long lease for a nominal sum of the inner harbor for use as a lay-up berth for Hoverspeed's vessels and the train station car park for use by Orient-Express Hotels for its Venice Simplon-Orient-Express tourist train.

        Orient-Express Hotels, in which the company has a 47% shareholding, announced its third quarter results yesterday. Net earnings were $8.2 million compared with $9.1 million in the year earlier period. The modest decline was largely due to the effects of Hurricane Isabel which caused cancellation of bookings at its hotels in Maryland, Virginia and South Carolina in September.

        Sea Containers 47% share of that company's net earnings for the third quarter was $3.8 million compared with $5.3 million in the year earlier period when its shareholding was 58% of Orient-Express Hotels.

        Mr James B Sherwood, President, said there had been a number of important developments to report. Of particular significance, GNER has reached agreement in principle with Network Rail in the U.K. on GNER's claims arising out of the Hatfield rail disaster in October, 2000. The agreement provides for GNER to pay Network Rail $7.2 million of track access charges over-withheld. The settlement is currently being audited by the Strategic Rail Authority and if they concur, the matter should be finally resolved by the end of this year.

        Mr Sherwood said that GNER's franchise comes up for renewal in April, 2005 and while it will be put to public tender it has so far generally been the practice of the Strategic Rail Authority to renew with incumbents who have performed satisfactorily. GNER is considered to be one of the best run railways in the United Kingdom. GNER is planning to bid for two other franchises if permitted by the Strategic Rail Authority. In both cases these are new franchises and not an attempt to wrest franchises from incumbents. GNER believes it can bring the same "tender loving care" to the passengers on the routes to be operated by these other franchises as it brings to GNER passengers. GNER is one of the few U.K. railroads which operates without subsidy.

        Mr Sherwood said that consultations are well advanced towards changing its U.K. fast ferry operations from year-round to seasonal. The operation of larger fast ferries on Dover–Calais and Belfast–Troon has been successful this year and will be continued in 2004.

        Silja's m.v. Finnjet will undergo modifications and upgrade of passenger spaces in the spring of 2004 at a cost of Euros 15 million to prepare her for operation on the Rostock–Tallin–St. Petersburg route under a different European Union flag. One third of the ship's capacity on the new route has already been booked for 2004. This service will dovetail with Silja's two large SuperSeaCat fast ferries which operate on the Helsinki–Tallinn route and which had a successful season in 2003, capturing a significantly larger market share.

        Mr Sherwood said that at September 30, 2003 GE SeaCo had taken delivery of $142 million of new containers and it appeared that new container deliveries for the year would surpass $190 million. GE SeaCo's owned container fleet currently enjoys 98% utilization while the "pool fleet" of containers owned by Sea Containers and GE Capital prior to the creation of GE SeaCo in 1998 has a utilization of 81%. "Demand for containers is holding up well and our customers are buying more and larger new containerships to meet the expected growth in world trade. The ocean carriers now seem to be operating profitably and the "tone" of the market is excellent with lessee bad debts at historic lows and length of receivables historically short. Our idle container stocks in North America have dropped by 30,000 units in the last 12 months," he commented.

        Mr Sherwood indicated that the company's EBITDA for the nine months was $251 million excluding earnings on its investment in Orient-Express Hotels and cash and undrawn credit lines at September 30, 2003 were $164 million. The company's 14.4 million common shares in Orient-Express Hotels have a current market value of about $245 million.

        "The company's results for the quarter, nine months and surely the year are splendid, despite a slow start due to the consequences of the Iraq War, SARS (which affected the container leasing business in Asia), an exceptionally harsh winter in the Baltic and high fuel costs. We've made major inroads into lingering problems such as excess idle container stocks in the U.S. and poor fast ferry performance in the U.K. Through our sale of the Steam Packet Company we have demonstrated the enormous underlying value of our assets and have made a substantial debt reduction. We will continue to strengthen our balance sheet while leaving the door open to expansion opportunities." he concluded.

*            *            *            *             *

Management believes that EBITDA (earnings before interest, tax, depreciation and amortization) is a useful measure of operating performance, to help determine the ability to incur capital expenditure or service indebtedness, because it is not affected by non-operating factors such as leverage and the historic cost of assets. However, EBITDA does not represent cash flow from operations as defined by U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to earnings from operations under U.S. generally accepted accounting principles for purposes of evaluating results of operations.

        This news release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. These include statements regarding earnings growth, investment and disposal plans and similar matters that are not historical facts. These statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause a difference include, but are not limited to, those mentioned in the news release, unknown effects on the transport, leasing and leisure markets in which the company operates of terrorist activity and any police or military response (including the recent Iraqi war and its aftermath), the unknown effects on those markets if a SARS epidemic recurs, varying customer demand and competitive considerations, inability to sustain price increases or to reduce costs, fluctuations in interest rates, currency values and public securities prices, variable fuel prices, variable container prices and container lease and utilization rates, uncertainty of negotiating and completing proposed purchase, sale or capital expenditure transactions, inadequate sources of capital and unacceptability of finance terms, global, regional and industry economic conditions, shifting patterns and levels of world trade and tourism, seasonality and adverse weather conditions, changes in ferry service and ship deployment plans, inability of Network Rail to restore, improve and maintain the U.K. rail infrastructure and uncertainty of settling claims against Network Rail and insurers, and legislative, regulatory and political developments including the uncertainty of extending the GNER rail franchise beyond 2005 or obtaining other U.K. rail franchises. Further information regarding these and other factors is included in the filings by the company and Orient-Express Hotels Ltd. with the U.S. Securities and Exchange Commission.

*            *            *            *             *

        Sea Containers Ltd. will conduct a conference call on November 13, 2003 at 10.00 AM (EST) which is accessible at 212-271-4563. A re-play of the conference call will be available until 5.00 PM (EST) Friday, November 21, 2003 and can be accessed by calling 800-633-8284 (International dial-in #: 402-977-9140) and entering reservation number 21164423. A re-play will also be available on the company's website: www.seacontainers.com.

        For further information please contact: Steve Lawrence at Public Relations and Communications, Sea Containers Services Ltd., Sea Containers House, 20 Upper Ground, London SE1 9PF. Tel: +44 20 7805 5830 Email: steve.lawrence@seacontainers.com

SEA CONTAINERS LTD. AND SUBSIDIARIES (SCL)

SUMMARY OF OPERATING RESULTS (UNAUDITED)

	Three months ended September 30,
	2003	2002
Revenue and other:
Ferry operations	$236,906,000	$234,526,000
Rail operations	197,364,000	194,373,000
Container operations	31,919,000	29,421,000
Investment in Orient-Express Hotels	3,824,000	5,286,000
Other*	10,126,000	4,892,000

Total revenue and other	$480,139,000	$468,498,000

Earnings/(losses) before net finance costs:
Ferry operations:
Silja	$27,360,000	$21,524,000
Other	1,514,000	4,283,000

	28,874,000	25,807,000

Rail operations	28,757,000	19,368,000
Container operations:
GE SeaCo	5,945,000	3,906,000
Other	2,789,000	1,510,000

	8,734,000	5,416,000

Other, including property, publishing and plantations*	4,771,000	238,000
Gain on sale of ferry assets and non-recurring charges**	60,000,000	—
Corporate costs	(4,067,000)	(3,907,000)

	127,069,000	46,922,000
Investment in Orient-Express Hotels	3,824,000	5,286,000

Total earnings before net finance costs	130,893,000 ***	52,208,000
Net finance costs	(19,577,000)	(26,552,000)

Earnings before income taxes	111,316,000	25,656,000
Provision for income taxes	10,300,000	7,500,000

Net earnings	101,016,000	18,156,000
Preferred share dividends	(272,000)	(272,000)

Net earnings on class A and class B common shares	$100,744,000	$17,884,000

Net earnings per class A and class B common share:
Basic	$4.79	$0.85

Diluted	$4.68	$0.84

Weighted average number of class A and class B common shares:
Basic	21,021,355	21,013,606

Diluted	21,592,915	21,509,752

*
Other in 2003 included a gain of $5,000,000 relating to the sale of land at Newhaven.

**
The gain on sale of ferry assets of $100,000,000 related to the sale of the Isle of Man Steam Packet Company effective as of July 1, 2003. In addition, SCL recognized non-recurring charges of $40,000,000.

***
Includes depreciation of $26,307,000 so that earnings before interest, tax, depreciation and amortization (EBITDA) was $157,200,000.

Note to the summary of operating results for the three months ended September 30, 2002 reconciling the data to SCL's Form 10-Q pursuant to SEC Regulation G

        SCL's economic interest in Orient-Express Hotels Ltd. (OEH) dropped below 50% to approximately 47% on November 14, 2002. Subsequent to that date, SCL's investment in OEH has been accounted for under the equity method, and SCL's profit/(loss) on this investment has been shown as a separate item. The previous year's amounts are presented on the same basis to facilitate comparison. The following table reconciles the summary of operating results for the three months ended September 30, 2002 to SCL's Form 10-Q (dollars in 000s):

	Three months ended September 30, 2002
		Adjustments
	As Per Form 10-Q	OEH Operations	SCL's Share of OEH	As Presented Above
Revenue	$540,705	$(80,602)	$—	$460,103
Other	5,595	(2,486)	—	3,109
SCL's share of OEH reported above	—	—	5,286	5,286

	$546,300	$(83,088)	$5,286	$468,498

Earnings before net finance costs	$62,713	$(15,791)	$5,286	$52,208
Net finance costs	(31,867)	5,315	—	(26,552)

Earnings before minority interest and income taxes	30,846	(10,476)	5,286	25,656
Minority interest	(3,827)	3,827	—	—
Provision for income taxes	8,863	(1,363)	—	7,500

Net earnings	$18,156	$(5,286)	$5,286	$18,156

SEA CONTAINERS LTD. AND SUBSIDIARIES

SUMMARY OF OPERATING RESULTS (UNAUDITED)

	Nine months ended September 30,
	2003		2002
Revenue and other:
Ferry operations	$594,717,000		$406,345,000
Rail operations	526,947,000		494,127,000
Container operations	100,726,000		90,256,000
Investment in Orient-Express Hotels	7,010,000		12,492,000
Other*	22,118,000		20,958,000

Total revenue and other	$1,251,518,000		$1,024,178,000

Earnings/(losses) before net finance costs:
Ferry operations:
Silja**	$30,741,000		$41,002,000
Other	(6,599,000)		(1,932,000)

	24,142,000		39,070,000

Rail operations	63,219,000		44,258,000
Container operations:
GE SeaCo	15,548,000		10,573,000
Other	11,148,000		4,623,000

	26,696,000		15,196,000

Other, including property, publishing and plantations*	5,779,000		7,068,000
Gain on sale of ferry assets and non-recurring charges***	60,000,000		—
Corporate costs	(11,759,000)		(11,155,000)

	168,077,000		94,437,000
Investment in Orient-Express Hotels	7,010,000		12,492,000

Total earnings before net finance costs	175,087,000	****	106,929,000
Net finance costs	(67,501,000)		(73,529,000)

Earnings before minority interest and income taxes	107,586,000		33,400,000
Minority interest	—		(2,333,000)
Provision for income taxes	7,032,000		2,352,000

Net earnings	100,554,000		28,715,000
Preferred share dividends	(816,000)		(816,000)

Net earnings on class A and class B common shares	$99,738,000		$27,899,000

Net earnings per class A and class B common share:
Basic	$4.74		$1.40

Diluted	$4.66		$1.40

Weighted average number of class A and class B common shares:
Basic	21,020,528		19,922,382

Diluted	21,556,744		20,425,242

*
Other in 2003 included a gain of $5,000,000 relating to the sale of land at Newhaven and, in 2002, a gain of $6,318,000 on the sale by SCL of shares in Orient-Express Hotels.

**
Includes 50% of Silja for the four months to April 2002. A majority shareholding was acquired effective May 1, 2002 and Silja has been 100% consolidated from that date.

***
The gain on sale of ferry assets of $100,000,000 related to the sale of the Isle of Man Steam Packet Company effective as of July 1, 2003. In addition, SCL recognized non-recurring charges of $40,000,000.

****
Includes depreciation of $82,994,000 so that earnings before interest, tax, depreciation and amortization (EBITDA) was $258,081,000.

Note to the summary of operating results for the nine months ended September 30, 2002 reconciling the data to SCL's Form 10-Q pursuant to SEC Regulation G

        SCL's economic interest in Orient-Express Hotels Ltd. (OEH) dropped below 50% to approximately 47% on November 14, 2002. Subsequent to that date, SCL's investment in OEH has been accounted for under the equity method, and SCL's profit/(loss) on this investment has been shown as a separate item. The previous year's amounts are presented on the same basis to facilitate comparison. The following table reconciles the summary of operating results for the nine months ended September 30, 2002 to SCL's Form 10-Q (dollars in 000s):

	Nine months ended September 30, 2002
		Adjustments
	As Per Form 10-Q	OEH Operations	SCL's Share of OEH	As Presented Above
Revenue	$1,207,654	$(209,016)	$—	$998,638
Other	19,884	(6,836)	—	13,048
SCL's share of OEH reported above	—	—	12,492	12,492

	$1,227,538	$(215,852)	$12,492	$1,024,178

Earnings before net finance costs	$133,464	$(39,027)	$12,492	$106,929
Net finance costs	(88,211)	14,682	—	(73,529)

Earnings before minority interest and income taxes	45,253	(24,345)	12,492	33,400
Minority interest	(10,958)	8,625	—	(2,333)
Provision for income taxes	5,580	(3,228)	—	2,352

Net earnings	$28,715	$(12,492)	$12,492	$28,715

SEA CONTAINERS LTD. AND SUBSIDIARIES

CONSOLIDATED AND CONDENSED BALANCE SHEETS (UNAUDITED)

	September 30, 2003	December 31, 2002
Cash	$130,813,000	$218,022,000
Receivables	283,563,000	223,740,000
Containers and ships, net book value	1,615,342,000	1,659,996,000
Real estate and other fixed assets, net book value	140,656,000	181,478,000
Assets under capital leases, net book value	13,060,000	15,574,000
Inventories	46,806,000	46,061,000
Investments	311,022,000	288,570,000
Other assets	134,645,000	163,393,000

	$2,675,907,000	$2,796,834,000

Accounts payable	$432,168,000	$413,168,000
Liabilities with respect to containers and ships	963,296,000	987,207,000
Bank loans with respect to real estate and other fixed assets	189,640,000	264,036,000
Obligations under capital leases	9,088,000	11,763,000
Senior notes	305,758,000	422,783,000
Senior subordinated debentures	79,531,000	98,485,000
Minority interests and deferred revenue	14,186,000	12,560,000
Redeemable preferred shares	15,000,000	15,000,000
Shareholders' equity	1,058,501,000	963,093,000
Class B common shares with voting rights owned by a subsidiary	(391,261,000)	(391,261,000)

	$2,675,907,000	$2,796,834,000

QuickLinks

  EXHIBIT 99
[Sea Containers News Release]
SEA CONTAINERS LTD. AND SUBSIDIARIES (SCL) SUMMARY OF OPERATING RESULTS (UNAUDITED)
  Note to the summary of operating results for the three months ended September 30, 2002 reconciling the data to SCL 's Form 10-Q pursuant to SEC Regulation G
SEA CONTAINERS LTD. AND SUBSIDIARIES SUMMARY OF OPERATING RESULTS (UNAUDITED)
  Note to the summary of operating results for the nine months ended September 30, 2002 reconciling the data to SCL 's Form 10-Q pursuant to SEC Regulation G
SEA CONTAINERS LTD. AND SUBSIDIARIES CONSOLIDATED AND CONDENSED BALANCE SHEETS (UNAUDITED)